FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2005, United States Cellular Corporation (“U.S. Cellular”), received a notice from the staff of The American Stock Exchange (“AMEX”) indicating that U.S. Cellular is not in compliance with Sections 134 and 1101 of the AMEX Company Guide and its listing agreement as a result of U.S. Cellular’s failure to file its quarterly report on Form 10-Q for the quarter ended September 30, 2005 on a timely basis.

The AMEX notice requires U.S. Cellular to submit a plan by December 1, 2005, advising the AMEX of any action it has taken, or will take, to file its Form 10-Q for the quarter ended September 30, 2005, and bring U.S. Cellular into compliance with the AMEX Company Guide by no later than January 17, 2006.  If the plan is accepted by the AMEX, the listing of the Common Shares of U.S. Cellular will continue pursuant to an extension.  The AMEX notice states that if U.S. Cellular is not in compliance with the listing standards by January 17, 2006, the AMEX may initiate delisting proceedings, as appropriate.  Further, if U.S. Cellular does not submit a plan or if its plan is not accepted by the AMEX, U.S. Cellular may be subject to delisting proceedings. In either event, U.S. Cellular may appeal if the AMEX staff makes a determination to initiate delisting proceedings in accordance with applicable AMEX rules.

In the letter, the AMEX also noted that U.S. Cellular will be included in a list of issuers, which is posted daily on the AMEX website, that are not in compliance with the continued listing standards and “.LF” will be appended to U.S. Cellular’s trading symbols whenever such trading symbols are transmitted with a quotation or trade. Accordingly, USM will trade as USM.LF.  The website posting and indicator will remain in effect until U.S. Cellular has regained compliance with all applicable continued listing standards.

In addition, on November 15, 2005, U.S. Cellular received a notice from the staff of The New York Stock Exchange (“NYSE”) indicating that U.S. Cellular has been identified as late filer as a result of its failure to file its quarterly report on Form 10-Q for the quarter ended September 30, 2005 on a timely basis in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934.  The letter also notes that U.S. Cellular will be posted to the late filers list on the “Listing Standards” page on the NYSE website and “.LF” will be appended to U.S. Cellular’s trading symbols for its debt that is listed on the NYSE. Accordingly, UZG will trade as UZG.LF and UZV will trade as UZV.LF.  The website posting and indicator will remain in effect until U.S. Cellular is current with all reporting requirements with the SEC.

U.S. Cellular intends to file its Form 10-Q for the quarter ended September 30, 2005 with the Securities and Exchange Commission (“SEC”) in approximately mid-December 2005.  U.S. Cellular expects to be current with all reporting requirements of the SEC and the listing requirements of the AMEX and NYSE when it files such Form 10-Q.

On November 16, 2005, U.S. Cellular issued a press release jointly with its parent company, Telephone and Data Systems, Inc. (“TDS”) disclosing the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01  Other Events

On November 11, 2005, U.S. Cellular issued a press release jointly with TDS disclosing that the staff of the Midwest Regional Office of the Securities Exchange Commission (“SEC”) had advised U.S. Cellular and TDS that it was conducting an investigation into the restatement of financial statements that was announced by U.S. Cellular and TDS on November 10, 2005, and that U.S. Cellular and TDS intend to cooperate fully with the SEC in this investigation.  A copy of such press release is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: November 17, 2005

By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers
Executive Vice President – Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description
99.1	Press Release dated November 16, 2005.

99.2	Press Release dated November 11, 2005.

99.3	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement